UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2008 (February 13, 2008)
Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)
10 Burton Hills Boulevard, Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)
(615) 263-3000

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 13, 2008, the Board of Directors (the “Board”) of Corrections Corporation of America, a Maryland corporation (the “Company”), in accordance with the Company’s Bylaws, expanded the size of the Board from twelve members to thirteen members and appointed Dennis W. DeConcini to serve as a new member of the Board until the 2008 Annual Meeting of Stockholders or until his respective successor is elected and qualified. The Board has not yet made any decisions with respect to Mr. DeConcini’s potential membership on any committees of the Board. The Board has determined that Mr. DeConcini is independent within the meaning of the rules of the Securities and Exchange Commission and the New York Stock Exchange as currently in effect. There are no arrangements or understandings between Mr. DeConcini and any other person or persons pursuant to which the Mr. DeConcini was selected as a director of the Company. There are also no transactions in which Mr. DeConcini has an interest requiring disclosure pursuant to Item 404(a) of Regulation S-K.
     In connection with his appointment to the Board, Mr. DeConcini was granted an option to purchase 3,000 shares of the Company’s common stock. The option was issued pursuant to the Company’s Amended and Restated 2000 Stock Incentive Plan and is subject to an individual award agreement, the form of which was previously filed with the Securities and Exchange Commission.
     Mr. DeConcini, age 70, served as a member of the United States Senate as a Senator from Arizona for three terms. He currently is a partner in the law firm DeConcini McDonald Yetwin and Lacy in Tuscon, Arizona, and a principal in the lobbyist consulting firm Parry, Romani, DeConcini & Symms in Washington, DC. Mr. DeConcini serves as a member of the board of directors for Ceramic Protection Corp, a Toronto Stock Exchange listed company that designs, develops and manufactures ceramic and composite components for ballistic armor and industrial wear protection systems. He also is a member of the Arizona Board of Regents and the Board of Directors of the National Center for Missing and Exploited Children. Mr. DeConcini received his B.A. from the University of Arizona in 1959 and his L.L.D. from the University of Arizona in 1963.

Item 8.01	Other Events.
     On February 13, 2008, the Company issued a press release announcing the appointment of Dennis W. DeConcini to serve as a new member of the Board. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

99.1	Press Release dated February 13, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 13, 2008	CORRECTIONS CORPORATION OF AMERICA
	By:	/s/ Todd J Mullenger
Todd J Mullenger
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Exhibit
99.1	Press Release dated February 13, 2008